Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

Distribution Date                                                                                   3/20/97
Collection Period                                                                       02/01/97 - 02/28/97

Balances and Factors

Beginning Pool Balance                                                                       413,722,568.43
Beginning Invested Amount                                                                    398,012,601.35
Beginning Investor Certificate Principal Balance                                             392,724,879.35

Ending Pool Balance                                                                          407,967,500.01
Ending Invested Amount                                                                       393,296,128.62
Ending Investor Certificate Principal Balance                                                388,008,406.62

Pool Factor                                                                                       0.8071704

Rates and Percentages
Certificate Rate                                                                                      5.645%
Floating Allocation Percentage                                                                        96.20%

Collections
Interest Collections (net of Servicing Fee)                                                    2,995,464.06
Total Principal Collections                                                                   14,619,613.54
   Principal Collections(Net of TDA)                                                          14,619,613.54
   Transfer Deposit Amounts                                                                            0.00

Servicer Advances                                                                                      0.00
Policy Draw Amount                                                                                     0.00
Deficiency Amount                                                                                      0.00

Investor Certificate Distributions (per $1,000 certificate)
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Total Investor Certificate Interest Distribution                                                  3.5870048
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   Investor Certificate Interest                                                                  3.5870048
   Carryover Amount                                                                               0.0000000
   Interest on Carryover Amount                                                                   0.0000000
   Overdue Investor Certificate Interest                                                          0.0000000
   Interest on Overdue Investor Certificate Interest                                              0.0000000

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Total Investor Certificate Principal Distribution                                                 9.8116353
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   Principal Distribution Amount                                                                  9.7099141
   Investor Certificate Liquidation Loss Amount*                                                  0.1017212

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Total Investor Certificate Distribution                                                          13.3986401
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Other Distributions
Servicing Fee                                                                                    172,384.40
Reimbursement of previous Servicer Advances                                                            0.00

*to be paid to Investor Certificateholders
Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                                                      0.00
Current Period Liquidation Loss Amounts                                                           50,829.09
Current Period Investor Certificate Liquidation Loss Amounts                                      48,897.58
Accumulated Charge Off Amounts                                                                         0.00
Accumulated Liquidation Loss Amounts                                                             303,451.06
Accumulated Investor Certificate Liquidation Loss Amounts                                        294,881.70

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30-59 Days Delinquent
  # of Accounts                                                                                         174
  Principal Balance                                                                            4,238,757.28

60-89 Days Delinquent
  # of Accounts                                                                                          38
  Principal Balance                                                                            1,043,065.61

90 and Greater Days Delinquent
  # of Accounts                                                                                          39
  Principal Balance                                                                            1,210,847.35

REO
  # of Accounts                                                                                           1
  Principal Balance                                                                               48,017.56
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                                               0.00

Unreimbursed Servicer Advances                                                                         0.00

Unreimbursed Liquidation Loss Amount                                                                   0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                                                       1,036,664.18

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                                     0.00





Signet Bank, as Seller and Servicer

Signed /s/ Suzanne Bachman
Name: Suzanne Bachman
Title: Sr. Vice President